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                                                                   EXHIBIT 10.59

                   AGREEMENT FOR PURCHASE AND SALE OF SHARES

     This Agreement is entered into effective as of May 9, 1996 among Physicians Insurance Group of Ohio ("PICO"), Guinness Peat Group Plc ("GPG") and The Ondaatje Corporation ("TOC").

                                    RECITALS

     A. PICO and GPG are parties to the Agreement for Purchase and Sale of Stock dated November 23, 1993 as modified by an Assignment and Assumption Agreement dated December 30, 1993 (collectively, the "Prior Agreement") pursuant to which GPG acquired shares of PICO and PICO granted certain rights to GPG.

     B. GPG desires to sell 850,000 shares of PICO stock held by it to TOC (the "Shares").

     C. PICO has negotiated a definitive agreement (the "Merger Agreement") in connection with the proposed merger of PICO with a wholly owned subsidiary of Citation Insurance Group ("Citation") which will result in the issuance of shares of Citation Common Stock to the holders of PICO Class A Common Stock in exchange for their PICO shares (the "Merger").

     D. It is a condition to the Merger that GPG makes certain representations and warranties to PICO pursuant to the Continuity of Interest Certificate (the "Certificate") and that it agrees to certain of the terms provided herein. Pursuant to the Certificate, GPG acknowledges that GPG has no current plan or intention to sell any additional PICO shares. The consummation of the transactions provided in this Agreement are a condition to GPG agreeing to make such representations and warranties.

                                   AGREEMENT

     The parties agree as follows:

     1. Purchase and Sale of Shares.

          1.1 Share Transfer.

             (a) GPG agrees to sell and transfer 665,000 of the Shares (the "First Shares") to TOC at the First Closing (as defined below).

             (b) Subject to the terms and conditions of this Agreement, GPG agrees to sell and transfer 185,000 of the Shares (the "Conditional Shares") to TOC at the Conditional Closing (as defined below).

          1.2 Purchase Prices.

             (a) TOC agrees to purchase the First Shares and to pay to GPG in consideration therefor $20.78 per share which, in the aggregate, totals $13,798,750.

             (b) Subject to the terms and conditions of this Agreement, TOC agrees to purchase the Conditional Shares and to pay to GPG in consideration therefor $8.1149 per share which, in the aggregate, totals $1,501,250.

        1.3 Closings.

             (a) The closing of the purchase and sale of the First Shares (the "First Closing") shall be held at the offices of Gray Cary Ware & Freidenrich located at 4365 Executive Drive, Suite 1600, San Diego, California on May 9, 1996.

             (b) The closing of the purchase and sale of the Conditional Shares (the "Conditional Closing") shall be subject to and conditioned upon, and shall be held at the location set forth in
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        paragraph (a) above five (5) days after the notice period with respect to the sale of the Conditional Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired (the "Condition").

             (c) Each of the other events, rights or obligations which by the terms of this Agreement are to occur or arise upon the Conditional Closing shall be subject to and conditioned upon the completion of the Condition and the Conditional Closing.

        1.4 Delivery.

             (a) At the First Closing, TOC shall deliver a check for the purchase price of the First Shares to GPG and GPG shall deliver a stock certificate representing the First Shares duly endorsed for transfer to TOC.

             (b) At the First Closing, TOC shall deliver to Gray Cary Ware & Freidenrich, as escrow agent (the "Escrow Agent"), a check payable to GPG for the purchase price of the Conditional Shares (the "Second Check), and GPG shall deliver to the Escrow Agent a stock certificate representing the Conditional Shares duly endorsed for transfer to TOC.

             (c) Five (5) days after completion of the Condition, the Escrow Agent shall deliver the Second Check to GPG and the stock certificate representing the Conditional Shares duly endorsed for transfer to TOC.

             (d) If both TOC and GPG agree that the Condition will not be satisfied by reason of disapproval of the sale of the Conditional Shares by the United States Federal Trade Commission or the Anti-Trust Division of the United States Justice Department, upon notice from both such parties to that effect the Escrow Agent shall return to TOC the Second Check and shall return to GPG the stock certificate representing the Conditional Shares and any stock power containing the endorsement.

             (e) Each of the parties hereto agrees that the Escrow Agent shall not be liable for any act, error or omission in carrying out its duties under this Agreement except for the Escrow Agent's gross negligence or willful misconduct.

     2. Representations and Warranties of TOC. In connection with the purchase of the Shares, TOC represents to PICO the following:

          2.1 TOC understands the Shares represent a speculative investment. TOC is aware of PICO's business affairs and financial condition and have acquired sufficient information about PICO to reach an informed and knowledgeable decision to acquire the Shares. TOC is purchasing the Shares for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Shares Act of 1933 ("Securities Act").

          2.2 TOC understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

          2.3 TOC further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. TOC further acknowledges and understands that, except as provided in this Agreement, PICO is under no obligation to register the Shares. TOC understands that the instrument evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to PICO.

          2.4 TOC is aware of the adoption of Rule 144 by the Securities and Exchange Commission, promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain public information about PICO, the resale occurring not less than two years after the Shares to be sold were originally issued and paid for (and the giving of a promissory note does not, for
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     this purpose, constitute payment), the sale being through a broker in an unsolicited "brokers transaction" and the amount of Securities being sold during any three-month period not exceeding specified limitations (generally, 1% of the total amount outstanding).

          2.5 TOC further acknowledges and understands that if PICO (or its successors) is not satisfying the current public information requirement of Rule 144 at the time TOC wishes to sell the Shares, TOC would be precluded from selling the Shares under Rule 144 even if the two-year minimum holding period had been satisfied.

          2.6 TOC understands that stop transfer instructions will be in effect with respect to the transfer of the Shares consistent with the above.

          2.7 In addition, TOC represents and warrants that:

             (a) TOC is capable of bearing the economic risk and burden of the investment and the possibility of complete loss of all of the investment, and the lack of a public market such that it may not be possible to readily liquidate the investment whenever desired.

             (b) That at no time was TOC presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.

             (c) TOC has had substantial experience in business or investments in securities, such as stocks and bonds, and therefore TOC is familiar with business and financial dealings and problems, and TOC can "fend for itself" in a venture of this nature.

             (d) TOC understands that, in selling the Shares, GPG has relied upon the exemption from registration under the Act contained in Section 4(1) and that, in an attempt to effect compliance with all the conditions thereof, GPG and PICO are relying in good faith upon all of the foregoing representations and warranties on the part of the undersigned.

     3. Assignment of Rights and Obligations; Consent. PICO, GPG and TOC agree that effective as of the First Closing, or, as noted, the Conditional Closing, certain ongoing rights and obligations of GPG pursuant to the Prior Agreement shall be assigned and transferred to TOC as follows:

          3.1 Registration Rights. PICO grants to TOC upon the First Closing the rights as a "Purchaser" set forth in Sections 6.02 through 6.06 of the Prior Agreement with respect to the First Shares and upon the Conditional Closing the same such rights as a "Purchaser" with respect to the Conditional Shares, and TOC agrees to be bound by the obligations of such Sections. This Section 3.1 does not in any way limit GPG's rights or obligations under Sections 6.02 through 6.07 of the Prior Agreement and GPG shall retain such rights and obligations with respect to the shares of PICO stock it retains. GPG's and TOC's rights under this section shall terminate in accordance with Section 6.12 of the Prior Agreement. GPG and TOC agree not to exercise their rights under this Section 3.1 and under Sections 6.02 through 6.06 of the Prior Agreement for a period of six (6) months following the closing of the Merger.

          3.2 Right to Purchase Shares Issued by PICO. So long as TOC continues to own the Shares, or any of them, TOC, upon the First Closing, shall have the right to acquire shares of PICO with an aggregate purchase price of $1,613,605, and upon the Conditional Closing TOC shall have the right to acquire shares of PICO with the full aggregate purchase price of $5,000,000 pursuant to Section 7.02 of the Prior Agreement, subject to the limitations of Section 7.04 of the Prior Agreement and shall be deemed to be the "Purchaser" as defined in the Prior Agreement to the extent of such rights for purposes of Section 7.02. GPG shall retain the right to acquire $3,386,395 in aggregate amount of such shares unless and until the Conditional Closing occurs, in which event all of GPG's rights under such
     Section 7.02 shall terminate. TOC agrees not to exercise its rights under this Section 3.2 and under Section 7.02 of the Prior Agreement until six months after the Effective Time as defined in the Merger Agreement.

          3.3 PICO Right to Purchase PICO Shares Owned by TOC. PICO shall have the first right to purchase PICO shares owned by TOC in accordance with the terms of Sections 6.07, 6.08, and 6.09 of
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     the Prior Agreement. The rights provided in this Section 3.3 shall not alter or amend PICO's rights to acquire GPG's shares pursuant to such Sections of the Prior Agreement, subject to the limitations of Section 6.10 of the Prior Agreement.

          3.4 TOC Option to Acquire PICO Shares. GPG hereby transfers to TOC upon the Conditional Closing the right to acquire PICO shares valued at $825,182.63 in accordance with the terms of Section 7.01 of the Prior Agreement. Each of GPG and TOC shall retain its option under such Section
     7.01 and this Section 3.4 so long as it owns not less than 7.5% of PICO.

          3.5 Director Nominees.

             (a) So long as GPG holds 11% or more of the outstanding shares of PICO or any successor corporation, it shall have the right to nominate one director to the PICO board of Directors, subject to the terms of
        Section 6.01 of the Prior Agreement.

             (b) PICO will use its best efforts to elect such TOC and GPG nominated directors to the PICO Board of Directors in accordance with and subject to the limitations of Section 6.01 of the Prior Agreement.

     4. GPG Consent. Pursuant to Section 6.13 of the Prior Agreement, GPG hereby consents to the terms of the Merger in accordance with the Merger Agreement in substantially the form thereof provided to GPG as of May 3, 1996; provided, however, that (i) such consent shall remain effective only so long as there are, as determined by GPG in its reasonable discretion, no material changes to such agreement or the terms of the Merger which adversely affect GPG's rights and obligations under or in connection with such agreement including but not limited to the PICO Share Value (as defined in such agreement) not being greater than $33.50 per share and (ii) GPG's consent shall terminate unless the First Closing shall have occurred on or before the Merger occurs, as contemplated by the Merger Agreement. Upon consummation of the Merger, the provisions of Section 6.13 and 6.14 of the Prior Agreement shall terminate and be of no further force and effect.

     5. Obligations of TOC.

          5.1 Best Efforts. Promptly after the date of this Agreement, TOC shall use its best efforts to obtain all approvals and consents necessary for the consummation of the transactions contemplated under this Agreement.

          5.2 TOC Filing Obligations. TOC shall promptly after the date of this agreement take all actions necessary to make all regulatory filings required to be made by TOC with respect to the purchase and sale of the Conditional Shares contemplated by this Agreement, including but not limited to filings under the HSR Act. TOC shall cooperate with PICO and GPG in providing information necessary for any regulatory filings required to be made by them in order to consummate the transactions contemplated by this Agreement.

     6. GPG Covenant. If within two (2) years after the Merger an unforeseen material change in the investment prospects for Citation cause GPG to reconsider its plans with respect to its Citation shares, GPG will seek confirmation from U.S. legal counsel that a sale of any such shares in such circumstances would not affect the validity of the Certificate nor any tax free status of the Merger before proceeding with any such sale. In such two-year period, GPG shall promptly provide to PICO copies of all correspondence or documents from such counsel.

     7. Obligation of PICO. PICO shall maintain the registration of the Class A common stock of PICO under Section 12(g) of the Exchange Act for a period of not less than four years following the Merger, and shall continue to comply with the reporting and other requirements of the Exchange Act for the same four-year period.

     8. General Terms.

          8.1 Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of Ohio.
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          8.2 Attorneys' Fees.  In the event of any dispute or breach arising with respect to this Agreement, the party prevailing in any negotiations or proceedings for the resolution or enforcement thereof shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred therein.

          8.3 Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by both parties hereto. There shall be no implied-in-fact contracts modifying the terms of this Agreement.

          8.4 Entire Agreement. This Agreement and the Prior Agreement as amended by this Agreement constitute the entire agreement between the parties with respect to the transactions contemplated hereby and thereby. This Agreement and the Prior Agreement as amended by this Agreement supersede all prior agreements, understandings, negotiation and representation with respect to such transactions.

          8.5 Successors and Assigns. The rights and obligations of PICO under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of PICO. Specifically, but not by way of limitation, upon consummation of the Merger, PICO's rights and obligations under this Agreement and the Prior Agreement as amended by this Agreement shall be assigned to and assumed by Citation, pursuant to the Assignment and Assumption Agreement in the form attached to this Agreement as Exhibit A, and in accordance with Section 7.04 of the Prior Agreement. Neither GPG nor TOC shall be entitled to assign any of their respective rights or obligations under this Agreement without the prior written consent of PICO. Notwithstanding this Section 7.5, GPG shall be permitted to assign any or all of its respective rights or obligations under this Agreement to a direct or indirect wholly-owned subsidiary of GPG in accordance with
     Section 10.5 of the Prior Agreement, without the prior written consent of PICO.

          8.6 Waiver. Any party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

          8.7 Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

          8.8 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                      PHYSICIANS INSURANCE COMPANY OF OHIO
                                      By:
                                      ------------------------------------------
                                      Title:
                                      ------------------------------------------

                                      GUINNESS PEAT GROUP PLC
                                      By:
                                      ------------------------------------------
                                      Title:
                                      ------------------------------------------

                                      THE ONDAATJE CORPORATION
                                      By:
                                      ------------------------------------------
                                      Title:
                                      ------------------------------------------
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                                   EXHIBIT A

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement, made this      day of
1996, by and between Physicians Insurance Company of Ohio ("PICO) and Citation Insurance Group ("Citation").

     WHEREAS, pursuant to an Agreement and Plan of Reorganization dated May   ,
1996 (the "Merger Agreement") PICO will be merged with a wholly owned subsidiary of Citation which will result in the issuance of shares of Citation Common Stock to the holders of PICO Class A Common Stock in exchange for their PICO shares (the "Merger").

     WHEREAS, it is a condition to Guinness Peat Group's ("GPG's") and The Ondaatje Corporation's ("TOC's") consent to the Merger that Citation assume PICO's obligations under the Agreement (as defined below) upon consummation of the Merger.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Effective as of the Effective Time of the Merger (as defined in the Merger Agreement), PICO assigns, transfers and conveys to Citation all of its rights and obligations under the Agreement for Purchase and Sale of Stock dated November 23, 1993 as such rights have been assigned and modified pursuant to the Assignment and Assumption Agreement dated December 30, 1993 and the Agreement
for Purchase and Sale of Shares dated May   , 1996.

     2. Effective as of the Effective Time of the Merger, Citation expressly assumes all of PICO's rights and obligations under the Agreement. As a matter of clarification, the obligations so assumed which by the terms of the Agreement relate to shares of common stock of PICO shall, as of the Effective Time, be deemed to relate to shares of Citation common stock.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the day and year first written above.

                                      CITATION INSURANCE GROUP
                                      By:
                                      ------------------------------------------
                                      Title:
                                      ------------------------------------------

                                      PHYSICIANS INSURANCE COMPANY OF OHIO
                                      By:
                                      ------------------------------------------
                                      Title:
                                      ------------------------------------------